                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated October 29, 2003 with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2003, in each of following:

        Registration Statement No. 333-101734 on Form S-8;
        Registration Statement No. 333-83670 on Form S-8
        Registration Statement No. 333-51248 on Form S-8;
        Registration Statement No. 333-74354 on Form S-8;
        Registration Statement No. 333-85945 on Form S-8; and
        Registration Statement No. 333-56844 on Form S-3, as amended by Registration Statement No's. 333-78713 and 333-56844 on Form S-3/A.



New York, New York
October 29, 2003